Exhibit 4.17

MINUTE OF VARIATION

between

CUSTODIAN PROPERTY INCOME REIT PLC

and

NUCANA PLC

Property: 2nd Floor East Suite, Lochside House, 3 Lochside Way, Edinburgh, EH12 9DT

Brodies LLP Capital Square 58 Morrison Street Edinburgh EH3 8BP T: 0131 228 3777 F: 0131 228 3878 DX.ED10 Ref: RWW/GRMI/MDO/CUS0011.00093 FAS 0468/1468 2025

TABLE OF CONTENTS

1	Definitions and interpretation	3

2	Variation of Lease	4

3	Costs and VAT	4

4	Contract (Third Party Rights) (Scotland) Act 2017	5

5	Ratification of Lease	5

6	Applicable law and jurisdiction	5

7	Counterparts	5

8	Consent to registration	5

Schedule		7

Part 1		7

Lease Variations		7

Part 2		10

Rent Review		10

For the purposes of the Legal Writings (Counterparts and Delivery) (Scotland) Act 2015, this Minute of Variation is delivered on

MINUTE OF VARIATION

between

CUSTODIAN PROPERTY INCOME REIT PLC, incorporated under the Companies Acts (registered number 08863271) and having its registered office at 1 New Walk Place, Leicester, LE1 6RU and includes, where the context so requires, its successors as landlord under the Lease ("Landlord")

and

NUCANA PLC, incorporated under the Companies Acts (registered number 03308778) and having its registered office at 77 78 Cannon Street, London, EC4N 6AF and includes, where the context so requires, its permitted assignees as tenant under the Lease ("Tenant")

WHEREAS:

(A)
The Landlord is the landlord under the Lease;
(B)
The Tenant is the tenant under the Lease; and
(C)
The Landlord and the Tenant have agreed to vary the terms of the Lease.

IT IS AGREED as follows:

1
Definitions and interpretation
1.1
Definitions

Words which are defined in Clause 1.1 of the Lease have the same meanings in this Minute of Variation, unless other meanings are assigned to them below. In this Minute of Variation:

"Effective Date" means the date of conclusion of Missives (notwithstanding the date or dates of this Minute of Variation);

"Lease" means the lease of the Property between Drum Income Plus Limited and Nucana Plc dated 7 and 21 September and registered in the Books of Council and Session on 28 September, all dates in the year 2017 as subsequently amended and/or varied by the minute of variation between Custodian Reit plc and Nucana plc dated 24 and 25 August and 26 September and registered in the Books of Council and Session on 28 October, all dates in the year 2022, in respect of the Property;

"Parties" means the Landlord and the Tenant;

"Property" means ALL and WHOLE the premises known as 2nd Floor East Suite, Lochside House, 3 Lochside Way, Edinburgh, EH12 9DT, being the Premises as more particularly described in the Lease; and

"Schedule" means the schedule annexed to this Minute of Variation.

1.2
Interpretation

The interpretation provisions of Clause 1.2 of the Lease apply, where appliable, to this Minute of Variation.

1.3
Headings

The headings in this Minute of Variation are included for convenience only and are to be ignored in construing this Minute of Variation.

1.4
Schedule

The Schedule forms part of this Minute of Variation.

2
Variation of Lease
2.1
The Landlord and the Tenant agree that the Lease is varied with effect from the Effective Date in accordance with the provisions contained within Part 1 of the Schedule.
3
Costs and VAT
3.1
Each of the Parties will bear their own costs and expenses in connection with the Minute of Variation.
3.2
The Tenant will be responsible for any Land and Buildings Transaction Tax chargeable on varying the Lease.
3.3
The Tenant will pay the cost of registering this Minute of Variation in the Books of Council and Session and obtaining two extracts (one for the Landlord and one for the Tenant) within five Business Days after demand.
3.4
All sums payable, or consideration given, or the value of any supplies made by any party to this Minute of Variation are exclusive of VAT (unless otherwise stated), which, if properly chargeable, will be payable by the recipient of the supply for VAT purposes in addition, upon production of a valid VAT invoice addressed to the recipient of the supply.

4
Contract (Third Party Rights) (Scotland) Act 2017
4.1
This Minute of Variation does not create any rights in favour of third parties under the Contract (Third Party Rights) (Scotland) Act 2017 to enforce or otherwise invoke any provision of this Minute of Variation.
5
Ratification of Lease
5.1
Except to the extent expressly provided in this Minute of Variation, the Parties confirm that the whole provisions of the Lease will remain in full force and effect.
6
Applicable law and jurisdiction
6.1
This Minute of Variation is governed by and is to be construed in accordance with the law of Scotland and in so far as not already subject to it, the Parties irrevocably submit to the exclusive jurisdiction of the Scottish courts.
7
Counterparts
7.1
This Minute of Variation may be executed in any number of counterparts and by each of the Parties on separate counterparts.
7.2
If executed in counterparts:
7.2.1
this Minute of Variation shall not take effect until all of the counterparts have been delivered;
7.2.2
each counterpart will be held as undelivered for the purposes of the Legal Writings (Counterparts and Delivery) (Scotland) Act 2015 until the Parties agree a date (the "Agreed Date") on which the counterparts are to be treated as delivered; and
7.2.3
the Agreed Date will be inserted on page 1 of this Minute of Variation.
8
Consent to registration
8.1
The Parties consent to the registration of this Minute of Variation for preservation and execution.
8.2
This document is executed as follows and if executed in counterpart is delivered for the purposes of the Legal Writings (Counterparts and Delivery) (Scotland) Act 2015 on the date set out on page 1 of this document:

For the Landlord, CUSTODIAN PROPERTY INCOME REIT PLC

signature of director/secretary/authorised signatory/witness	signature of director/secretary/authorised signatory

full name of above (print)	full name of above (print)

date of signing

address of witness	place of signing

For the Tenant, NUCANA PLC

/s/ Leah Holmes	/s/ M Adamson
signature of witness	signature of authorised signatory

LEAH HOLMES	MOIRA ADAMSON
full name of above (print)	full name of above (print)

30/10/25	30/10/2025
date of signing
21 SYDNEY CRESCENT, PH3 1BB	3 LOCHSIDE WAY, EDINBURGH EH12 9DT
address of witness	place of signing

This is the Schedule referred to in the foregoing Minute of Variation between CUSTODIAN PROPERTY INCOME REIT PLC and NUCANA PLC

SCHEDULE

PART 1

Lease Variations

1
Defined terms
1.1
This Schedule uses the following definitions:

"Break Dates" means each of 15 August 2030, 15 August 2032 and 15 August 2035 and “Break Date” means the relevant one of them;

"Extended Period" means the period from (and including) 15 August 2027 to (and including) 14 August 2037;

"New Rent Commencement Date" means 15 August 2027;

"Rent" means the rent payable in terms of the Lease as varied by this Minute of Variation; and

"Rent Re-Commencement Date" means 24 April 2026;

"Rent Review Date" means 15 August 2032 and each fifth anniversary of this date thereafter for the Duration of this Lease.

2
Extension of Lease term
2.1
The Lease will be extended (and the Parties’ obligations under it will continue) for the Extended Period on the terms and conditions contained in the Lease and this Minute of Variation.
3
Rent
3.1
for the period from 24 October 2025 until the date immediately prior to the Rent Re-Commencement Date the rent of ONE POUND (£1) STERLING (only if asked) per annum (exclusive of all, if any, VAT chargeable thereon);
3.2
for the period from the Rent Re-Commencement Date until the date immediately prior to the New Rent Commencement Date, the rent of EIGHTY-ONE THOUSAND NINE HUNDRED POUNDS (£81,900) STERLING per annum (exclusive of all, if any, VAT chargeable thereon); and

3.3
for the period from the New Rent Commencement Date the rent of NINETY FOUR THOUSAND THREE HUNDRED AND TWENTY FIVE POUNDS (£94,325) STERLING per annum (exclusive of all, if any, VAT chargeable thereon), subject to review in accordance with the rent review provisions of the Lease.
4
Rent review
4.1
The Landlord and the Tenant agree that the rent will be reviewed in accordance with the provisions contained within Part 2 of the Schedule.
5
Rent free period
5.1
If the Tenant does not exercise their option to terminate the Lease as at the Break Date falling on 15 August 2032, then for the period from and including 15 August 2032 to and including 14 November 2032 the rent of ONE POUND (£1) STERLING (only if asked) per annum (exclusive of all, if any, VAT chargeable thereon); and
5.2
If the Tenant does not exercise their option to terminate the Lease as at the Break Date falling on 15 August 2035, then for the period from and including 15 August 2035 to and including 14 November 2035, the rent of ONE POUND (£1) STERLING (only if asked) per annum (exclusive of all, if any, VAT chargeable thereon).
6
New break options
6.1
The Tenant may terminate the Lease on any of the Break Dates by giving the Landlord formal notice to that effect of not less than 12 months following which the Lease will end on the relevant Break Date but only if:
6.1.1
on the relevant Break Date the Rent due on or before that Break Date and any VAT payable on it has been paid in full;
6.1.2
on the relevant Break Date the service charge and insurance payments due on or before that Break Date and any VAT payable on them have been paid in full provided the Landlord has invoiced the Tenant for said funds at least 14 working days prior to the Break Date;
6.1.3
on the relevant Break Date there has been material compliance with the Tenant's obligations under the Lease provided the Landlord has notified the Tenant of any obligations under the Lease which they are not materially compliant with at least 6 months prior to the Break Date; and
6.1.4
on the relevant Break Date the whole of the Property is given back to the Landlord free of the Tenant's occupation and the occupation of any other occupier and without any continuing subleases.

6.2
If the Lease ends under this paragraph 6, this will not affect the rights of any party for any prior breach of an obligation in the Lease.
6.3
The Landlord must refund any Rent paid in advance by the Tenant relating to the period falling after the date of termination within 20 Business Days after that date.
6.4
Time is of the essence for the purposes of this paragraph 6.
7
Car Parking Spaces
7.1
All references to "15 car parking spaces" in Part 1A of the Schedule to the Lease are deleted and are replaced with the wording "12 car parking spaces".
7.2
The Car Park Plan forming Part 9C of the Schedule to the Lease is deleted and the Car Park Plan annexed and executed as relative to this Minute of Variation shall be substituted therefor. All references in the Lease to the Car Park Plan shall be deemed to be references to the Car Park Plan annexed and executed as relative to this Minute of Variation.

PART 2

Rent Review

1
Defined terms

This Part of the Schedule uses the following definitions:

1.1
"Assumptions" means that:
1.1.1
if the Building or any part of it has been damaged or destroyed, it has been reinstated before the Rent Review Date;
1.1.2
the Premises are fit for immediate occupation and use by the willing tenant;
1.1.3
the Premises may lawfully be let to and used for the Permitted Use by any person throughout the term of the Hypothetical Lease;
1.1.4
the Tenant has complied with the Tenant's obligations in this Lease and (except to the extent that there has been a material and persistent breach by the Landlord) the Landlord has complied with the Landlord's obligations in this Lease; and
1.1.5
the willing tenant has received the benefit of either:
1.1.5.1
a rent-free period of such length as is required by the willing tenant to reflect the time required in order to carry out its fitting-out works at the Premises, that rent-free period having expired immediately prior to the commencement of the Hypothetical Lease; or
1.1.5.2
a rent concession or any other inducement of equal value to that rent-free period.
1.2
"Disregards" means the following:
1.2.1
any effect on rent of the Tenant (and the Tenant's predecessors in title and lawful occupiers) having been in occupation of the Premises;
1.2.2
any goodwill accruing to the Premises because of the Tenant's business (and that of the Tenant's predecessors in title and lawful occupiers);
1.2.3
any special bid that the Tenant or any other party with a special interest in the Premises might make by reason of its occupation of any other part of the Building or any adjoining premises;

1.2.4
any increase in rent attributable to any improvement, including any tenant's initial fitting-out works, whether or not within the Premises:
1.2.4.1
carried out by and at the cost of the Tenant or the Tenant's predecessors in title or lawful occupiers before or during the Term;
1.2.4.2
carried out with the written consent, where required, of the Landlord or the Landlord's predecessors in title; and
1.2.4.3
not carried out pursuant to an obligation to the Landlord or the Landlord's predecessors in title (but any obligations relating to the method or timing of works in this Lease or any other document giving consent will not be treated as an obligation for these purposes);
1.2.5
any reduction in rent attributable to works that have been carried out by the Tenant (or the Tenant's predecessors in title or lawful occupiers); and
1.2.6
any reduction in rent attributable to any temporary works, operations or other activities on any adjoining premises.
1.3
"Hypothetical Lease" means a lease:
1.3.1
of the whole of the Premises;
1.3.2
on the same terms as this Lease (including this Part of the Schedule) except for:
1.3.2.1
the amount of Rent payable immediately before the Rent Review Date;
1.3.2.2
any rent free period, rent concession or any other inducement received by the Tenant in relation to the grant of this Lease; and
1.3.2.3
any break clause in this Lease, other than any right to terminate in Part 1 of the Schedule;
1.3.3
by a willing landlord to a willing tenant;
1.3.4
with vacant possession;
1.3.5
without any premium payable by or to the willing tenant;
1.3.6
for a term of five years starting on the Rent Review Date;
1.3.7
with a rent commencement date on the Rent Review Date;
1.3.8
with rent review dates every five years; and

1.3.9
with a right for the tenant to bring the Hypothetical Lease to an end on any Break Date.
1.4
"Market Rent" means the yearly rent at which the Premises might reasonably be expected to be let on the open market on the Rent Review Date, on the terms of the Hypothetical Lease and applying the Assumptions and the Disregards.
2
Rent review
2.1
On the Rent Review Date, the Rent is to be reviewed to the higher of:
2.1.1
the Rent payable immediately before the Rent Review Date; and
2.1.2
the Market Rent.
2.2
The reviewed Rent will be payable from and including the Rent Review Date.
3
Dispute resolution
3.1
The Market Rent at the Rent Review Date may be agreed between the Landlord and the Tenant. If they have not done so (whether or not they have tried) by the date three months before the Rent Review Date, either the Landlord or the Tenant can require the Market Rent to be decided by an independent arbitrator. If the Landlord and the Tenant do not agree on who should decide the Market Rent, the arbitrator will be appointed by the Chair (or other senior office holder) for the time being of the Royal Institution of Chartered Surveyors in Scotland (as constituted, re-constituted, formed or re-formed from time to time) on the application of either the Landlord or the Tenant. The seat of the arbitration will be Scotland and the reference to the arbitration will take effect subject to and in accordance with the Arbitration (Scotland) Act 2010.
3.2
The arbitrator must be an independent chartered surveyor of not less than 10 years' standing who is experienced in the rental valuation of property similar to the Premises and who knows the local market for such premises.
3.3
If the arbitrator dies, becomes unwilling or incapable of acting or it becomes apparent for any other reason that the arbitrator will be unable to decide the Market Rent within a reasonable time, the arbitrator may be replaced by a new arbitrator who must be appointed on the terms set out in this paragraph 3.
3.4
Responsibility for the costs of referring a dispute to an arbitrator, including costs connected with the appointment of the arbitrator, will be decided by the arbitrator and failing a decision, they will be shared equally between the parties.

4
Consequences of delay in agreeing the revised rent

If, by the Rent Review Date, the reviewed Rent has not been ascertained, then:

4.1
the Rent payable under this Lease immediately before the Rent Review Date will continue to be payable until the reviewed Rent has been ascertained;
4.2
following the ascertainment of the reviewed Rent, the Landlord will demand the difference (if any) between the amount the Tenant has actually paid and the amount that would have been payable had the reviewed Rent been ascertained before the Rent Review Date; and
4.3
the Tenant must pay that difference to the Landlord within 10 Business Days after that demand and interest at the base rate for the time being of the Royal Bank of Scotland plc calculated on a daily basis on each instalment of that difference from the date on which each instalment would have become payable to the date of payment. If not paid those sums will be treated as rent in arrear.
5
Rent review memorandum
5.1
When the Market Rent has been ascertained, a memorandum recording the Rent payable on review must be entered into. The Landlord and the Tenant will each bear their own costs in relation to that memorandum, except that the Tenant must pay to the Landlord the dues of registering that memorandum in the Books of Council and Session and of obtaining two extracts (one being provided for the Landlord and one for the Tenant).
6
Time not of the essence
6.1
For the purpose of this Part of the Schedule time is not of the essence.

This is the Plan referred to in the foregoing Minute of Variation between CUSTODIAN PROPERTY INCOME REIT PLC and NUCANA PLC.

Rev	Description	By	Date

0 10 20 30 40 50 62.5m
Scale - 1:1250

N

NB Responsibility is not accepted for errors made by others scaling from this drawing

A4

DRAFT

EV CHARGING
ARK HOUSING ASSOCIATION
MILLAR & BRYCE
GOFORFINANCE
MENZIES
NUCANA PLC
LRQA
LOCHSIDE WAY

Project LOCHSIDE HOUSE, 3 LOCHSIDE WAY EDINBURGH, EH12 9DT	Drawn by GJS	Surveyor CAD	Date MAY 2025
Client CUSTODIAN PROPERTY INCOME REIT PLC	Scale 1:500 @ A4		
Title CAR PARK ALLOCATION PLAN MASTER PLAN	Drawing Number G242439-A09-03	Revision	

workman
design